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                                  EXHIBIT 99.1


         AGREEMENT dated as of March 17, 1998 between Tweedy, Browne Company LLC, a Delaware limited liability company ("TBC") and Vanderbilt Partners L.P., a Delaware limited partnership ("Vanderbilt").


                                   WITNESSETH:

         WHEREAS, TBC and Vanderbilt may be deemed to have acquired, in the aggregate, beneficial ownership of more than five percent of the Class A - Common Stock (the "Common Stock") of Lilly Industries, Inc. (the "Company") and

         WHEREAS, pursuant to Rule 13d-1 under the Securities Exchange Act of 1934 (the "Act"), a Statement on Schedule 13D must be filed by any person who acquires more than five percent of registered equity securities; and

         WHEREAS, in accordance with Rule 13d-1(f) of the Act, only one such Statement need be filed whenever two or more persons are required to file such a Statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement is filed on behalf of each of them.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

         TBC and Vanderbilt do hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Common Stock, and do hereby further agree that said Statement shall be filed on behalf of each of TBC and Vanderbilt. Nothing herein, however, shall be, or shall be deemed to be, an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules and regulations promulgated thereunder) with respect to any securities of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


TWEEDY, BROWNE COMPANY LLC                       VANDERBILT PARTNERS, L.P.


   /s/Christopher H. Browne                        /s/Christopher H. Browne
By_________________________                      By_________________________
   Christopher H. Browne                             Christopher H. Browne
   Member                                            General Partner